SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 27, 2009

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER	0-33393	94-3306718

JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER

OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD 20814
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As of September 28, 2009, Northwest Biotherapeutics, Inc. (the “Company”) has entered into a series of material agreements to improve the capitalization of the company and retain key personnel.  The agreements include new funding of the company, conversion of some of the outstanding debt of the company to equity, extension of the maturity dates of some of some of the outstanding debt of the company, fees relating to the funding, conversions and extensions, and retention agreements for Dr. Alton Boynton and Dr. Marnix Bosch.

The total new funding received by the Company was $2.1 million (the “New Funding”).  The majority of the funding ($1.3 million) was provided by Toucan Partners.  The remainder of the funding ($800,000) was provided by a group of private investors (the “Private Investors”).  The New Funding was received in the form of unsecured convertible debt, pursuant to a note and loan agreement with each investor.  The debt is convertible into the Company’s common stock. The term of the debt is two years, and the interest rate is 6% per year.  The principal and interest are convertible in whole or in part, at the election of the holder in its sole discretion, at a conversion price based on the lowest market closing price of the Company’s stock during a reference period for the financing ($0.20 per share).  For the Private Investors’ funding, the conversion election is to be made at the maturity of the debt, or earlier upon any prepayment.  For the Toucan Partners’ funding, conversion elections can occur throughout the term of the debt.  The note and loan agreements provide for piggyback registration rights for any common stock issued upon conversion, and provide customary representations, warranties and covenants.

During 2008, the Company received funding in the form of unsecured debt from certain investors, which debt had become due at various times during the first half of 2009.  Such investors included the Al Rajhi group, Toucan Partners, SDS Capital and a group of private investors.  The largest amount of the outstanding debt ($4 million in principal) was received from the Al Rajhi group, who is also the largest shareholder in the Company after Toucan Capital.  That debt funding was originally received on May 6, 2008, and the original maturity date was November 6, 2008.  The interest on the debt was convertible.  The Company previously entered into an agreement with Al Rajhi to extend the maturity of the debt to May 6, 2008.  In consideration of that extension, the Company issued to Al Rajhi warrants equal to ten percent (10%) of the repayment amount (original principal and interest) that would have been due on November 6, 2008.  All other terms of the debt remained the same.  The Company has also entered into a further extension of the maturity on the Al Rajhi debt, to December 31, 2009.  In consideration of this further extension, the Company has issued to Al Rajhi warrants equal to fifteen percent (15%) of the prior repayment amount.  All other terms of the debt continue to remain the same.

During 2008, the Company also received investment in the form of debt from Toucan Partners.  Such debt included funding in August ($1 million in principal) and December ($550,000 in principal).  The August, 2008, debt was due in February, 2009, and the November, 2008, debt was due in May, 2009.  The Company entered into an agreement with Toucan Partners for extension of these debts.  The Company also reached agreement with Toucan for conversion of these debts into common stock of the Company as of September 28, 2009.  Under this conversion agreement, the outstanding amounts to be converted, relating to the November 2008 Toucan Partners debt, were on the same terms (i.e., maturity, interest rates and warrant coverages) as provided in the November 2008 private investors’ debt.  The conversion price for conversion of those outstanding Toucan debt amounts is the same as the price for the New Funding being received by the Company ($0.20 per share).  Also under the conversion agreement, the Company agreed to extend by three years the exercise period of all warrants that Toucan Capital, Toucan Partners and their affiliates (including Ms. Powers) hold or are entitled to receive.

The November 2008 private investors’ debt was due in May, 2009.  The Company has entered into agreements with each of these private investors to extend the maturity for fourteen (14) months, to June 2010.  In consideration of these extensions, the Company issued to each such private investor warrants equal to twenty-five percent (25%) of the original repayment amount (principal and interest).

The October and November SDS Capital debt was due in April and May 2009, respectively.  SDS has agreed to extend the maturity of these debts.  The Company and SDS are in discussions relating to the terms for these extensions.

The Company has worked with multiple external advisors (including Toucan Partners) to achieve this series of financings, debt extensions and conversions, and attendant fees as are usual for such services have been negotiated and agreed.

The Company has also entered into retention agreements as of September 28, 2009, with two key personnel:  Dr. Alton Boynton and Dr. Marnix Bosch.  Under these agreements, Dr. Boynton and Dr. Bosch will each receive a convertible note, which is convertible at the discretion of the holder on one or more occasions during the term of the note (two year maturity date).  For Dr. Boynton, the amount of the convertible note is $75,000, and is tied to Dr. Boynton’s agreement to continue his employment at NWBT until at least September 30, 2010, and to do so either as the Chief Executive Officer or the Chief Scientific Officer, at the Company’s election any time during such employment period, in the Company’s sole discretion.  For Dr. Bosch, the amount of the convertible note is $50,000, and was agreed as part of the employment agreement for Dr. Bosch as Chief Technology Officer of the Company.  Pursuant to the retention agreements, Dr. Boynton and Dr. Bosch are to elect, on or before November 1, 2009, one of three alternative structures for their respective convertible notes:  (a) payment in cash;  (b) payment in common stock of the Company at the same price per share as the New Funding now being received by the Company ($0.20 per share), with the taxes being paid by the recipient and the amount of the common stock being equal to the full gross amount of the retention bonus, or (c) payment in common stock of the Company at $0.20 per share with the taxes being paid by the Company and the amount of the common stock being equal to the net after-tax amount of the retention bonus.  Also pursuant to the retention agreements, the Company has agreed with Drs. Boynton and Bosch that each of them may elect to receive common stock in lieu of salary for up to a maximum of six (6) pay periods during 2009, at the same price per share as the New Funding being received by the Company ($0.20 per share).  Further pursuant to the retention agreements, the Company has also agreed that the exercise period for any options now held by Drs. Boynton or Bosch will be extended for three years, provided that they fully perform their employment, confidentiality and non-competition obligations to the Company, they do not resign with less than the required advance notice to the Company and they are not terminated for cause.

The Company has committed to pay director’s fees to Ms. Linda Powers, as Chair of the NWBT Board, at the rate of $100,000 per year.  Due to funding shortages, the Company has not paid these director’s fees to Ms. Powers since July, 2008.  The Company has entered into an agreement with Ms. Powers under which she has agreed to convert the outstanding director’s fees, as well as her director’s fees through the end of 2009, into common stock of the Company at the same price as the New Funding being received by the Company ($0.20 per share).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Biotherapeutics, Inc.

By:	/s/ Alton L. Boynton

Alton L. Boynton
President and Chief Executive Officer

Date: September 28, 2009